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                                                                  EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT

Board of Directors
The Fonda Group, Inc.

   We consent to the use in this Registration Statement of The Fonda Group, Inc. on Form S-4 of our report dated January 17, 1997 on the financial statements of Scott Foodservice Division of Scott Paper Company, appearing in the Prospectus, which is part of the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
April 10, 1997